Exhibit 99.1

Quantum Cyber Sharpens Strategic Focus to Quantum Navigation, Interceptor Drones, and U.S. Manufacturing, and Presents New Corporate Investor Presentation

Company Concentrates Its System-of-Systems Thesis on Three Pillars: The Quantum Antenna, One-Way Attack / Interceptor Drones, and the MAHCA Operating System — Anchored at Its Bridgeport, Connecticut Manufacturing Facility as Quantum Cyber Advances Toward Commercialization

Norwalk, CT — September 25, 2026 — Quantum Cyber N.V. (Nasdaq: QUCY) (“Quantum Cyber” or the “Company”), a Nasdaq-listed autonomous defense technology company assembling an AI-powered System-of-Systems platform for drone warfare, counter-UAS, and border security applications, today announced a sharpened strategic focus reframing the Company’s thesis for the era of GPS-deficient, autonomous warfare, and presented its updated Corporate Investor Presentation. The full presentation is available at https://quantum-cyber.ai/investors/presentations.

The presentation consolidates the Company’s refocused strategy, technology portfolio, and manufacturing footprint into a single investor-facing document. Key sections include:

Warfare, Reimagined for the Quantum Era. Quantum Cyber’s strategy is now organized around a single thesis: the next war will be fought in environments where GPS fails, where electronic warfare dominates, and where mass-produced attritable autonomy decides the outcome. The Company’s exclusively-licensed quantum antenna technology, executed with Project LightShift, Inc. on June 11, 2026, is positioned as the differentiating layer of the platform — an unjammable, magnetic-field-based navigation, communications and energy-capture reference for autonomous systems operating in contested environments where satellite-guided precision has become a single point of failure.

Concentration on Three Product Pillars. Quantum Cyber has narrowed its System-of-Systems platform focus to three product pillars: one-way attack drones and interceptors; the quantum antenna, invented by Dr. Wolf Kohn, providing power, communications and navigation in a single component; and the MAHCA operating system, the Multiple Agent Hybrid Control Architecture that orchestrates coordinated swarm behavior across autonomous platforms. Maritime programs and other exploratory initiatives have been de-emphasized so the Company can concentrate capital, engineering, and commercial resources on near-term commercialization.

Total Addressable Market — Four Target Applications. Quantum Cyber’s commercial strategy is now focused on Border Patrol, Warfare / Defense UAS, Law Enforcement, and the GPS-Alternative / Quantum Navigation category, the latter validated by parallel programs at Honeywell and Northrop Grumman.

Ukraine Doctrine and the $5,000 Drone. The Company’s platforms are engineered for the attritable-autonomy economics validated in the Ukraine conflict, where $5,000-class drones have neutralized multi-million-dollar armored platforms in electronic-warfare-saturated environments within 20 km of the front line.

Leadership Depth. Dr. Wolf Kohn, Chief Scientist and Head of Quantum — inventor of the licensed quantum antenna technology; former Engineer of the Year at Lockheed Martin, Boeing and NASA; prior work with DARPA; and a former MIT professor and graduate. Tzvi Lev, Head of Middle East Sales — a high-ranking reserves officer leading the Company’s Middle East and Gulf commercial channel. Dennis Schnur, Head of U.S. Sales — a U.S. Army veteran (77th ARCOM) with 60+ years leading large-scale U.S. distribution operations, anchoring the Company’s U.S. commercial build-out. The Company’s Ukrainian engineering team continues to lead product development, contributing five years of active-electronic-warfare combat experience.

Made in America — Vertically Integrated. Quantum Cyber’s manufacturing strategy is anchored at its owned ~50,000 sq ft facility in Bridgeport, Connecticut, acquired July 16, 2026. An 80-unit 3D printing drone production farm was installed and became operational on August 31, 2026. Ongoing equipment procurement includes motors, CNC machinery for airframes, routers and propellers, and injection-molding capacity, supported by a High-Density MIL-STD Power Architecture designed for low-cost, scalable drone assembly. Targeted annual production capacity of 100,000 drones represents forward-looking management projections and is not current operational capacity.

Policy Tailwinds. Executive Order 14307 establishes American drone dominance as an explicit national security and industrial priority, and the current administration’s Buy American procurement mandate and tariff regime carry a structural, tariff-advantaged position for U.S.-based defense manufacturers such as Quantum Cyber. The Trump Administration is seeking approximately $55 billion for drone and autonomous warfare programs in the fiscal year 2027 defense budget.

“The next war will be fought in GPS-denied environments by autonomous systems at scale, and we have concentrated our platform, our team, and our manufacturing footprint around that reality,” said David Lazar, Chief Executive Officer of Quantum Cyber. “Quantum navigation, interceptors, MAHCA, and a U.S. factory — that is the strategy, and every dollar of capital and every hire from here forward is measured against it.”

About Quantum Cyber N.V.

Quantum Cyber N.V. (Nasdaq: QUCY) is assembling an AI-powered, quantum-accelerated System-of-Systems autonomous defense platform that integrates drone warfare, counter-UAS, autonomous naval mine countermeasures, EMP shielding, anti-drone ammunition, command-and-control, and quantum antenna applications under a single Nasdaq-listed company. The Company acquires, licenses, and develops combat-proven autonomous technologies, deploying them as a coordinated, multi-domain portfolio across air, land, and sea. For more information, visit www.quantum-cyber.ai.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements relate to, among other things, management’s strategic focus; the anticipated development, integration, and commercialization of the Company’s quantum antenna, interceptor, one-way attack, and MAHCA operating system technologies; the exclusive Intellectual Property License Agreement with Project LightShift, Inc. dated June 11, 2026; targeted total addressable markets and target applications; targeted annual production capacity of 100,000 drones and other manufacturing plans and equipment procurement at the Bridgeport, Connecticut facility; tariff, policy, and budget tailwinds, including the Fiscal Year 2027 defense budget request; and the Company’s broader business strategy and technology pipeline. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet development, prototype, or manufacturing milestones; (ii) the failure of Project LightShift, Inc. to perform its obligations under the License Agreement; (iii) changes in applicable laws, regulations, or trade and procurement policy; (iv) an inability to successfully pursue new initiatives; and (v) other risks and uncertainties discussed from time to time in other reports and public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, except as required by law.

Investor Relations Contact

Arx Investor Relations
North American Equities Desk
qucy@arxhq.com